UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 31, 2013

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey		07095
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:            (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

On July 31, 2013, Northfield Bancorp, Inc.’s (the “Company”) Board of Directors authorized the repurchase of up to 300,093 shares of common stock to fund grants of restricted stock under its 2008 Equity Incentive Plan.  The Company has received a  non-objection letter from the Federal Reserve Board with respect to these repurchases, and anticipates conducting such repurchases in accordance with a Rule 10b5-1 trading plan.  Federal Reserve Board regulations permit a company to repurchase shares of common stock within one year of a mutual-to-stock conversion to fund an existing restricted stock plan.

The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity and capital requirements, and alternative uses of capital.  Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.  The repurchases  may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate.  These factors may also affect the timing and amount of share repurchases.  The Company is not obligated  to purchase any particular number of shares.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits – Not Applicable.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: July 31, 2013	By: /s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)